                                                                     EXHIBIT 4.8


                                    WARRANT
                                    -------

--------------------------------------------------------------------------------




THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

--------------------------------------------------------------------------------


                        CONVERGENT COMMUNICATIONS, INC.


                    Warrant for the Purchase of Common Stock
                    ----------------------------------------


Warrant No. 1


          FOR VALUE RECEIVED, Convergent Communications, Inc. (the "Company"), a corporation organized under the laws of Colorado, hereby certifies that Goldman, Sachs & Co. or each of its registered assigns (any such Person, a "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), subject to the terms and conditions set forth below, up to 750,000 Warrant Shares (as hereinafter defined), at a price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

          Section 1. Definitions Unless otherwise defined herein, the following
                     -----------
terms, as used herein, have the following respective meanings:

          "Additional Shares" means any shares of Common Stock other than (i) Common Stock issued upon the exercise of any Warrant, (ii) Common Stock issued pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the date hereof, (iii) Common Stock issued upon the conversion, exchange or exercise of any convertible security as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Warrant, and (iv) Common Stock issued upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date hereof (to the extent in accordance with the terms of such securities as in effect on such date).

          "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition the following persons shall, in any event, be deemed Affiliates of the Company: (i) any person owning or controlling more than 5% of the Common Stock (or Convertible Securities convertible or exchangeable into 5% of such Common Stock) of the Company, (ii) any member of the Board of Directors of the Company and any officer of the Company.

          "Appraiser" has the meaning set forth in Section 7(d)(iii).

          "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Change of Control" has the meaning set forth in Section 1.01 of the Indenture. The definition of such term, together with the definition of all capitalized terms used herein that are also defined in the Indenture, are incorporated herein by reference.

          "Commencement Date" means the earliest of (i) 180/th/ day after the effective date of an Initial Public Offering, (ii) the date an effective demand for registration of Common Stock or convertible securities of the Company is made by any person and (iii) March 17, 2001.

          "Commission" means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act and other federal securities laws.

          "Common Stock" means the authorized common stock, no par value, of the Company, and any stock into which such common stock may thereafter be converted or changed.

          "Company" has the meaning set forth in the introductory paragraph hereof.

          "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock other than (i) any such rights, stock or securities established or issued pursuant to the Sandler Documents and (ii) any other such rights, stock or securities outstanding on the date hereof.

          "Credit Agreement" means that certain Credit Agreement of even date herewith by and among the Company, Convergent Communication Services, Inc., Convergent Capital Corporation, the lenders party thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Current Market Price" means, for shares of Common Stock, the current market price of such Common Stock as determined in accordance with subsection 7(d).

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect from time to time.

          "Exercise Event" means the date of the occurrence of the earliest of
(a) the consummation of an Initial Public Offering or (b) October 2, 1999.

          "Exercise Period" means the period from and including the date of an Exercise Event to and including 5:00 p.m. (New York City time) on the Expiration Date.

          "Exercise Price" means, with respect to any Warrant Share, an amount equal to $7.50.

          "Expiration Date" means the earlier of (y) the third anniversary of an Initial Public Offering and (z) the fourth anniversary of the date hereof.

          "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or solely upon the passage of time or the occurrence of future events (but excluding shares that are issuable in the future contingent upon unknown future events), upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities or exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and securities convertible or exchangeable into Common Stock, whether at the time of issuance or solely upon the passage of time or the occurrence of some future event (but excluding shares that are issuable in the future contingent upon unknown future events).

          "Holder" has the meaning set forth in the introductory paragraph hereof.

          "Indenture" means the Indenture, dated as of April 2, 1998 between the Company and Norwest Bank Colorado, N.A., as in effect on the date hereof.

          "Initial Public Offering" means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Majority Holders" means the Holders of Warrants exercisable for in excess of fifty percent (50%) of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants (subject to any contractual agreement entered into between Goldman, Sachs & Co. and any subsequent Holder with respect to the retention by Goldman, Sachs & Co. of rights of Majority Holders).

          "Permitted Holders" has the meaning ascribed to such term in the Indenture.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Registration Statement" shall mean any appropriate registration statement of the Company filed with the Commission pursuant to the Securities Act which covers any of the Warrant Shares pursuant to the provisions of this Warrant and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Reorganization Transaction" has the meaning set forth in Section 9 hereof.

          "Sandler Documents" means (i) the Securities Purchase Agreement dated March 17, 1999 between the Company and entities named in Exhibit A thereto, (ii) the Warrant Agreement dated March 17, 1999 between the Company and each of the entities named in Exhibit A thereto, and (iii) the Investors Rights Agreement dated March 17, 1999 between the Company and each of the entities named in Exhibit A thereof, in each case as in effect on the date hereof.

          "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect from time to time.

          "Selling Holder" means a Holder who is selling Warrant Shares in accordance with the provisions of Section 14 hereof.

          "Warrant Shares" means the shares of the Common Stock of the Company deliverable upon exercise of this Warrant, as adjusted from time to time.

          "Warrants" has the meaning set forth in Section 5 hereof.

          Section 2. Exercise of Warrant. (a) This Warrant may be exercised in
                     -------------------
whole or in part, at any time or from time to time, during the Exercise Period.

          (b) In the event of an adjustment as described in Section 7 hereof, the number of Warrant Shares for which this Warrant may be exercised shall be revised accordingly.

          (c) This Warrant shall be exercised by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may hereafter notify the Holder in writing), together with the Purchase Form annexed hereto duly executed and accompa nied by proper payment of that portion of the Exercise Price represented by the number of Warrant Shares being purchased as specified in such form. Such payment may be made, at the option of the Holder, (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised, (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times
(y) the number of Warrant Shares as to which this Warrant is being exercised, or
(c) any combination of (a) and (b). If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and a duly executed Purchase Form, together with the applicable portion of the Exercise Price, at the principal office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares.

          Section 3. Due Authorization; Reservation of Shares.   (a) The Company
                     ----------------------------------------
represents and warrants that this Warrant has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and entitles the Holder hereof or its assignees to purchase Warrant Shares on the terms and conditions set forth herein and upon payment to the Company of the Exercise Price then in effect applicable to such shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery by the Company, upon exercise of this Warrant, all shares of Common Stock from time to time issuable or deliverable upon exercise of this Warrant. All such shares shall be duly authorized (and, if newly-issued, when issued upon such exercise), shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

          (b) The Company represents and warrants that the execution and delivery by it of this Warrant and the performance by it of its obligations hereunder (i) do not require any action by or in respect of, or filing with, any United States or foreign governmental body, agency or official and (ii) do not contravene or constitute a default under or violation of (A) any provision of applicable law or regulation, (B) the certificate of incorporation or bylaws of the Company, or (C) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

          Section 4. Fractional Shares. No fractional shares or scrip
                     -----------------
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price per Warrant Share.

          Section 5. Exchange, Transfer, Assignment or Loss of Warrant. This
                     -------------------------------------------------
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. Subject to Section 11 hereof, the Holder of this Warrant shall be entitled to assign its interest in this Warrant in whole or in part to any Person or Persons. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the transferee specified in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. In the event of any assignment in part, the Exercise Price shall be apportioned between the Warrant to be issued to the Holder with respect to that portion not transferred and the Warrant to be issued to the transferee based on their respective interests. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The terms "Warrant" or "Warrants" as used herein includes any Warrant or Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant (provided that an affidavit of the Holder as to a loss, theft or destruction of this Warrant shall be deemed to be evidence reasonably satisfactory to the Company of such loss, theft or destruction), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

          Section 6. Rights of the Holder. The Holder shall not, by virtue
                     --------------------
hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

          Section 7. Anti-dilution Provisions and Other Adjustments; Purchase
                     --------------------------------------------------------
Right. The number of Warrant Shares which may be purchased upon the exercise
-----
hereof shall be subject to change or adjustment as follows:

          (a)  Stock Dividends, Splits, Combinations, Reclassifications, etc. If
               -------------------------------------------------------------
the Company at any time (i) shall declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or
(iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if this Warrant had been exercised immediately prior to such event, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Additional Issuances.  If the Company at any time shall issue (y)
               --------------------
at any time prior to the consummation of an Initial Public Offering any Additional Shares and (z) at any time on or after the date of consummation, any Additional Shares to an Affiliate, in either case at a price less than the Current Market Price per share of Common Stock, or any Convertible Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7) which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Current Market Price per share of Common Stock, the number of Warrant Shares purchasable hereunder after such issuance shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Fully Diluted Common Stock immediately prior to such issuance plus the number of shares that the aggregate consideration for the total number of such Additional Shares (including the issue price of any such Convertible Securities) would purchase at the Current Market Price per share of Common Stock, and (ii) the numerator of which shall be the number of shares of Fully Diluted Common Stock immediately after such issuance. Shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company on the date of any such issuance shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur.

          If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or Convertible Securities subject to this subsection (b), the consideration allocated to each such security shall be determined by an independent nationally recognized investment banking firm experienced in valuing securities.

          (c)  Distribution of Evidences of Indebtedness or Assets.  If the
               ---------------------------------------------------
Company at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of capital stock of the Company for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business), the number of Warrant Shares purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such record date by a fraction, (i) the denominator of which shall be (x) the Current Market Price per share of Common Stock on such record date less (y) the fair market value (as determined by an independent nationally recognized investment banking firm experienced in valuing evidences of indebtedness or assets of a similar type and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness to be so distributed to a holder of one share of Common Stock, and (ii) the numerator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

          (d)    Determination of Market Price.  For the purpose of any
                 -----------------------------
computation under Section 4 or subsection (b) or (c) of this Section 7, the Current Market Price per share of Common Stock on any date shall be the average of the current market value, determined as set forth below, of Common Stock for the 20 Business Days prior to such date.

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value for any Business Day shall be the last reported sale price of the Common Stock on such exchange on such Business Day or if no such sale is made on such Business Day, the mean of the closing bid and asked prices for such Business Day on such exchange; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value for any Business Day shall be the mean of the last bid and asked prices reported on such Business Day (A) by the National Association of Securities Dealers, Inc. Automatic Quotation System or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as agreed upon by the Company and the Majority

     Holders or, if the Company and the Majority Holders cannot otherwise agree, the current market value shall be determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") selected by the Board of Directors of the Company and reasonably acceptable to Majority Holders.

          (e)  Stock Other Than Common Stock.  In the event that at any time, as
               -----------------------------
a result of an adjustment made pursuant to subsection (a) of this Section 7, the Holder shall become entitled to receive any shares of the capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

          (f)  Common Stock Defined.  Whenever reference is made in this Section
               --------------------
7 to the issuance of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company; provided, however, that, subject to the provisions of Section 9
                --------  -------
hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

          Section 8. Notice of Certain Actions.  In the event that at any time:
                     -------------------------

          (a) the Company shall authorize the issuance of Convertible Securities to all holders of its Common Stock; or

          (b) the Company shall authorize the distribution of evidences of its indebtedness or assets to all holders of its Common Stock (other than dividends paid in or distributions of capital stock of the Company for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business); or

          (c) the Company shall authorize (i) any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock),

(ii) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or (iii) the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (e) the Company shall take any other action that would require any adjustment greater than 1% of the number of Warrant Shares purchasable hereunder pursuant to Section 7; or

          (f) the Company shall receive an effective notice from any person other than a Holder with respect to the exercise of a demand registration rights applicable to equity securities of the Company.

then the Company shall or shall cause to be mailed by certified mail to the Holder, (y) except in the case of clauses (e) and (f) above at least 20 days prior to the applicable record or effective date hereinafter specified and (z) in the case of clauses (e) and (f) above promptly after the effectiveness or occurrence of any such event, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action and stating (x) the date as of which the holders of Common Stock of record entitled to receive any such Convertible Securities or distributions are to be determined or (y) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, convey ance, transfer, dissolution, liquidation or winding-up.

          Section 9. Officers' Certificate. Whenever the number of Warrant
                     ---------------------
Shares purchasable hereunder shall be adjusted as required by the provisions of
Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the Chairman, President or Chief Financial Officer of the Company and by the Secretary or any Assistant Secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 5 hereof and the Company shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

          Section 10. Reclassification, Reorganization, Consolidation or Merger.
                      ---------------------------------------------------------
In case of any Reorganization Transaction (as hereinafter defined), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 10, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of the Company.

          Section 11. Transfer Restrictions. The Holder by its acceptance
                      ---------------------
hereof, represents and warrants that it is acquiring this Warrant and any Warrant Shares for its own account and not with an intent to sell or distribute this Warrant or any Warrant Shares except in compliance with applicable United States federal and state securities laws in a manner which would not result in the issuance of this Warrant or any Warrant Shares being treated as a public offering. Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws.

          Section 12. Listing on Securities Exchanges. The Company shall use all
                      -------------------------------
reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its reasonable best efforts to maintain such listing, so long as any other shares of its Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall use its reasonable best efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Company. Any such listing shall be at the Company's expense.

          Section 13. Availability of Information. (a) the Company shall comply
                      ---------------------------
with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. The Company shall also provide each Holder of any Warrants and each holder of any Warrant Shares promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or creditors acting in such capacity or by any subsidiary of the Company to its securityholders or creditors other than the Company or another subsidiary of the Company, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of its subsidiaries with any securities exchange or with the Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by the Company or any of its subsidiaries to the public concerning material developments in the business of the Company or any of its subsidiaries. The provisions of this Section 13 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise.

          (b) If at any time the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of Holders from time to time of Warrants and holders from time to time of Warrant Shares, to Holders of Warrants, holders of Warrant Shares and prospective purchasers of Warrants and Warrant Shares information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

          Section 14. Registration Rights.
                      -------------------

          (a)  Demand Registration.   (i)  At any time on or after the
               -------------------
Commencement Date, but prior to the Expiration Date, the Holders of a number of Warrants or the holders of Warrant Shares equivalent to at least a majority of the total of (1) all Warrant Shares then subject to purchase upon exercise of the Warrants pursuant to Section 2(a) hereof, and (2) all Warrant Shares then outstanding have the right hereunder to make a written request to the Company to effect one registration (a

"Demand Registration") under the Securities Act of the Warrant Shares. Within 20 days after the receipt of such written request for a Demand Registration, the Company shall notify the Holders of all Warrants and the holders of all Warrant Shares that a Demand Registration has been requested. In addition, the Company shall (1) prepare, file with the Commission and use its best efforts to cause to become effective under the Securities Act within 150 days of such demand a Registration Statement with respect to such Warrant Shares, and to prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement and (2) keep such Registration Statement continuously effective until the earlier to occur of (A) the date that is 60 days after such effectiveness (the "Effectiveness Period") and (B) such period of time as all of the Warrant Shares included in such Registration Statement shall have been sold thereunder. Any such request will specify the number of Warrant Shares proposed to be sold and will also specify the intended method of disposition thereof. Within 30 days after receipt by any Holder of Warrants or holder of Warrant Shares of such notice from the Company, such Holder or holder may request in writing that such Holder's or holder's Warrant Shares be included in such Registration Statement and the Company shall include in such Registration Statement the Warrant Shares of any such Holder or holder requested to be so included, provided that, with respect to any Holder of Warrants, such Warrants are duly and timely exercised with respect to the Warrant Shares requested to be registered (the "Included Shares"). Each such request by such other Holders or holders shall specify the number of Included Shares proposed to be sold and the intended method of disposition thereof.

          (ii) If such a requested registration occurs during the "lock up" or "black out" period (not to exceed 180 days) imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, the Company shall not be required to so notify holders of Warrants and Warrant Shares and file such Demand Registration Statement prior to the end of such "lock up" or "black out" period, in which event the Company will use its best efforts to cause such Demand Registration Statement to become effective no later than the later of (1) 150 days after such demand or (2) 30 days after the end of such "lock up" or "black out" period. In the event of any "lock up" or "black out" period or any underwriting or other purchase agreement, the Company shall so notify the holders of Warrants and Warrant Shares.

          (iii) A Registration Statement shall not be deemed to have been effected as a Demand Registration Statement unless it shall have been declared effective by the

Commission, no later than the later of (1) 150 days after the request for a Demand Registration or (2) 30 days after the end of any "lock up" or "black out" period described in the preceding paragraph, and the Company has complied in all material respects with all of its obligations under this Warrant with respect thereto; provided, however, that if, after such Registration Statement has become effective, the offering of Warrant Shares pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental, judicial or administrative order or requirement that prevents, restrains or otherwise limits the sale of the Warrant Shares pursuant to such Registration Statement for any reason not attributable to any Selling Holder participating in such registration, and such Registration Statement has not become effective within a reasonable time period thereafter, such Registration Statement shall be deemed not to have been effected. If (1) a registration requested pursuant to this
Section 14(a) is deemed not to have been effected or (2) a Demand Registration does not remain effective under the Securities Act until at least the earlier of
(A) an aggregate of 60 days (subject to Section 14(c) hereof) after the effective date thereof or (B) the consummation of the distribution by the Selling Holders of all of the Warrant Shares covered thereby, then such Demand Registration shall not count towards determining if the Company has satisfied its obligation to effect one Demand Registration pursuant to this Section 14(a). For purposes of calculating the 60-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The holders of Warrant Shares shall be permitted to withdraw all or any part of such Warrant Shares from a Demand Registration. Notwithstanding any such withdrawal by a holder of Warrant Shares, if the Company has complied with all of its obligations hereunder and has effected a Demand Registration within 150 days after the request for a Demand Registration, such withdrawal shall not require the Company to effect any additional Demand Registrations.

          (iv) Each Holder of Warrants and Warrant Shares whose Warrant Shares are covered by a Registration Statement filed pursuant to this Section 14(a) and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering of such Warrant Shares, not to effect any public sale or distribution of Warrant Shares or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

          The foregoing provisions of Section 14(a)(iv) shall not apply to any Holders of Warrant Shares if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Warrant Shares commencing on the date of sale of such Warrant Shares unless it has provided 45 days' prior written notice of such sale or distribution by the managing underwriter or underwriters.

          (v) If a majority of the holders of the Warrant Shares to be registered so elect, the offering of such Warrant Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. The holders making such Demand Registration shall select one or more nationally recognized firms of investment bankers, who shall be reasonably acceptable to the Company, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

          (vi) The Company will pay all Registration Expenses (as hereinafter defined) in connection with the registration requested pursuant to Section 14(a) hereof. Each holder of Warrant Shares being registered shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Warrant Shares pursuant to a Registration Statement requested pursuant to this Section 14(a).

          (b)  Piggy-Back Registration.  (i)  If at any time the Company
               -----------------------
proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of Common Stock (other than (1) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of capital stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan, (2) a Registration Statement filed in connection with an offer of securities solely to the Company's existing securityholders or (3) a Demand Registration or (4) if the registration is a "demand" registration made by (i) the holders of warrants issued to the purchasers of Notes or (ii) the holders of securities issued pursuant to and governed by the Sandler Documents, then the Holders of Warrants and the holders of Warrant Shares shall not be entitled to participate in such registration unless agreed to in writing by those holders referenced in the foregoing clauses (i) and (ii)), then the Company shall give written notice of such proposed filing to the holders of Warrant Shares as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities

Act), and such notice shall offer such holders the opportunity to register such number of Warrant Shares as each such holder may request in writing within 12 days (or eight days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act) after receipt of such written notice from the Company (which request shall specify the Warrant Shares intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act in the qualifying jurisdic tions until at least the earlier of (A) 60 days after the effective date thereof or (B) the consummation of the distribution by the Selling Holders of all of the Warrant Shares covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Warrant Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Warrant Shares in any Registration Statement pursuant to this Section 14(b) by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Selling Holders. The Company will pay all Registration Expenses in connection with each registration of Warrant Shares requested pursuant to this Section 14(b), and each holder of Warrant Shares shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Selling Holder's Warrant Shares pursuant to a Registration Statement effected pursuant to this Section 14(b).

          No registration effected under this Section 14(b), and no failure to effect a registration under this Section 14(b), shall relieve the Company of its obligation to effect a registration upon the request of Holders of Warrants and holders of Warrant Shares pursuant to Section 14(a) hereof, and no failure to effect a registration under this Section 14(b) and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Warrant.

          (ii) In a registration pursuant to Section 14(b) hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (which may include securities included pursuant to the exercise of piggy-back rights herein and in other contractual commit ments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register and
(ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, on a pro rata basis, (a) the Warrant Shares which have been requested to be included in such registration by the holders of Warrant Shares pursuant to this Warrant (such Warrant Shares for the account of such holders to be allocated among the holders pro rata based on the amount of Warrant Shares sought to be registered by the holder), together with
(b) the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and
(y) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, securities to be sold for the account of the Company and the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Warrants or holder of Warrant Shares, as among holders of Warrant Shares there shall be no priority and Warrant Shares sought to be included by holders of Warrant Shares shall be included pro rata based on the amount of securities sought to be registered by such Persons) and (ii) second, provided that no securities of the Company or such Person referred to in the immediately preceding clause (i) have been excluded from such registration, on a pro rata basis, (a) the securities requested to be included in such registration by the holders of Warrant Shares pursuant to this Section 14(b) (such securities for the account of such holders to be allocated among such holders pro rata based on the total amount of securities sought to be registered by the holders), together with (b) the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons).

          If, as a result of the provisions of this Section 14(b), any Selling Holder shall not be entitled to include all Warrant Shares in a Piggy-Back Registration that such Selling Holder has requested be included, such Selling Holder may elect to withdraw his request to include Warrant Shares in such registration.

          (iii) Each Holder of Warrants and Warrant Shares whose Warrant Shares are covered by a Registration Statement filed pursuant to this Section 14(b) and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering of such Warrant Shares, not to effect any public sale or distribution of Warrant Shares or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

          The foregoing provisions of Section 14(b) shall not apply to any Holders of Warrants and Warrant Shares if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Warrant Shares commencing on the date of sale of such Warrant Shares unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

          (iv) Notwithstanding the foregoing provisions of this Section 14(b):


               (A) the Holders may not require a Piggyback Registration in connection with an Initial Public Offering unless such offering consists or includes a secondary offering of securities by any Person other than holders of Existing Registration Rights (as defined in the Sandler Documents) who are not Insiders (as defined in the Sandler Documents);

               (B) the Holders may not require a Piggyback Registration on the first registered offering of Common Stock by the Company which is made after the Initial Public Offering pursuant to a Registration Statement that becomes effective within six months after the Initial Public Offering unless such offering consists or includes a secondary offering of securities by any Person other than (A) holders of Existing Registration Rights who are not Insiders or
               (B) Insiders, provided that each participating Insider registers fewer than 10% of the shares of Common Stock he then beneficially owns; and

          (c) Limitations, Conditions and Qualifications to Obligations
              ---------------------------------------------------------
Under Registration Covenants. The obligations of the Company set forth in
----------------------------
Sections 14(a), 14(b) and 14(f) hereof are subject to each of the following limitations, conditions and qualifications:

          (i) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any Registration Statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference (other than an effective Registration Statement being used for an underwritten offering); provided that the duration of such postponement or suspension (a "Suspension Period") may not exceed an aggregate of 90 days after the event or circumstance giving rise to such Suspension Period and the duration of such Suspension Period shall be excluded from the calculation of the 60-day period described in Section 14(b) hereof. Such Suspension Period may be effected only if (1) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) (A) the Company determines in its good faith judgment that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided, that the Effectiveness Period shall be extended by the number of days in any Suspension Period; provided further that the Company may suspend the effectiveness for a period not in excess of five Business Days to allow for the updating of the financial statements included in a Registration Statement to the extent required by law, not to exceed 45 days in aggregate in any 12-month period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the chief executive officer of the Company to the Selling Holders as to such determination, and the Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the holders of not less than a majority of the Warrant Shares to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the Demand Registration the Company is required to effect pursuant to
     Section 14(a) hereof.

          (ii) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the Commission, if applicable, and to obtain any acceleration of the effective date of such Registration Statement.

          (d) Restrictions on Sale by the Company and Others. The Company
              ----------------------------------------------
covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Warrant Shares or any securities convertible into or exchange able or exercisable for such securities (or any option or other right for such securities) during the 90-day period beginning on the commencement of any underwritten offering of Warrant Shares pursuant to a Demand Registration which has been requested pursuant to this Warrant, prior to the Company or any of its subsidiaries publicly announcing its intention to effect any such public sale or distribution; (ii) except as permitted herein, the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Warrants or holders of Warrant Shares of the rights herein to request a Demand Registration or to join in any Piggy-Back Registration subject to the other terms and provisions hereof; and (iii) upon request of the holders of not less than a majority of the Warrant Shares to be included in such Registration Statement or any underwriter, it shall use its reasonable best efforts to secure the written agreement of each of its officers and directors to not effect any public sale or distribution of any securities of the same class as the Warrant Shares (or any securities convertible into or exchangeable or exercisable for an such shares), or any option or right for such shares during the period described in clause (i) of this Section 14(d).

          (e) Rule 144 and Rule 144A.  The Company covenants that it will
              ----------------------
file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Warrants or holder of Warrant Shares, make available such information necessary to permit sales pursuant to Rule 144A under the

Securities Act. The Company further covenants that it will take such further action as any Holder of Warrants or holder of Warrant Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Warrants or holder of Warrant Shares, the Company will in a timely manner deliver to such holder a written statement as to whether it has complied with such information requirements.

          (f)  Underwritten Registrations.  If any of the Warrant Shares
               --------------------------
covered by any Demand Registration Statement are to be sold in an underwritten public offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of not less than a majority of the Warrant Shares to be sold thereunder and will be reasonably acceptable to the Company.

          No holder of Warrant Shares may participate in any underwritten registration pursuant to a Registration Statement filed under this Warrant unless such holder (a) agrees to (i) sell such holder's Warrant Shares on the basis provided in and in compliance with any underwriting arrangements approved by the holders of not less than a majority of the Warrant Shares to be sold thereunder and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          If the Company has complied with all of its obligations under this Warrant with respect to a Demand Registration or a Piggy-Back Registration relating to an underwritten public offering of Warrant Shares, all holders of Warrants or holders of Warrant Shares upon request of the lead managing underwriter with respect to such offering, will be required not to sell or otherwise distribute any Warrant Shares owned by them for a period not to exceed 180 days after the consummation of such offering.

          (g)  Registration Procedures.  If the Company is required by the
               -----------------------
provisions of this Section 14 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will (in addition to taking any other actions required by law or this Warrant), as expeditiously as possible:

          (i) furnish to such Selling Holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other docu ments, as such Selling Holders may reasonably request;

          (ii) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such Selling Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

          (iii) furnish, at the request of any Holder of Warrants or holder of Warrant Shares requesting registration of Warrant Shares pursuant to
     Section 14, on the date that such Warrant Shares are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Warrant Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Warrant Shares are not being sold through underwriters, then to the holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Warrant Shares are not being sold through underwriters, then to the holders making such request and, if such accountants refuse to deliver such letter to such holders, then to the Company in a customary form and covering matters of the type customarily covered by such comfort letters as the underwrit ers or such holders shall reasonably request.
     Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such holders holding a majority of the Warrant Shares being so registered may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than three
     (3) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the Warrant Shares being so registered may reasonably request;

          (iv) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities; and

          (v) cause the appropriate officers of the Company to meet with prospective investors and to otherwise participate in "road shows" and to take such other actions as are usual and customary in connection with an underwritten offering of equity securities; and

          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 14 in respect of the securities which are to be registered at the request of any Holder of Warrants or holder of Warrant Shares that such Holder or holder shall furnish to the Company such information regarding the securities held by such Holder or holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          (h)  Expenses.  Except as provided in Section 14(a), all expenses
               --------
incurred in complying with this Section 14, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of a single firm of legal counsel for the Selling Holders (up to $75,000 in connection with a Demand Registration; $25,000 in connection with a Piggy-Back Registration) and expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction (collectively, "Registration Expenses"), shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter.

          (i)  Indemnification and Contribution.  (i)  In the event of any
               --------------------------------
registration of any of the Warrant Shares under the Securities Act pursuant to this Section 14, the Company shall indemnify and hold harmless the holder of such Warrant Shares, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Shares and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 14(a)) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

          (ii) In the event of any registration of any of the Warrant Shares under the Securities Act pursuant to this Section 14, each holder of any Warrant Shares, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Shares and each other Person, if any, who controls the Company or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder of Warrant Shares specifically for use therein, and shall reimburse the Company or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by the Company or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

          (iii) If the indemnification provided for in this Section 14(i) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or such indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 14(i)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 15. Transfer Generally. All Warrants and Warrant Shares at any
                      ------------------
time and from time to time outstanding shall be held subject to the conditions and restrictions set forth in Sections 16 and 17 below. Each Holder of Warrants by executing this Warrant and by accepting a certificate representing Warrant Shares or other indicia of ownership therefor from the Company agrees with the Company and with each other securityholder to such conditions and restrictions.

          Section 16. Tag-Along Rights. (a) Prior to an Initial Public Offering,
                      ----------------
each of the holders of Warrants or Warrant Shares shall have the right (the "Tag-Along

Right") to require the Proposed Purchaser (as defined below) to purchase from each of them all Warrants and Warrant Shares owned by such holder in the event of any proposed direct or indirect sale or other disposition (collectively, a "Transfer") of Common Stock or Convertible Securities (whether now or hereafter issued) to any Person or Persons (such other Person or Persons being hereinafter referred to as the "Proposed Purchaser") by any Permitted Holders or any of their Affiliates in any transaction or a series of related transactions resulting in a Change of Control.

          (b) Any Warrants or Warrant Shares purchased from the Participating Holders (as defined below) pursuant to this Section 16 shall be paid for in the same type of consideration and at the same price per share of Common Stock and upon the same terms and conditions of such proposed Transfer of Common Stock by any Permitted Holder or any of its Affiliates (net, in the case of any Warrants, of an amount equal to the product of (y) the number of Warrant Shares covered by such Warrants and (z) the Exercise Price with respect to such Warrant Shares).

          (c) Each Permitted Holder shall notify, or cause to be notified, each holder of Warrants or Warrant Shares in writing (a "Transfer Notice") of each such proposed Transfer at least 30 days prior to the date thereof. Such notice shall set forth: (a) the name and address of the Proposed Purchaser and the number of shares of Common Stock and other securities, if any, proposed to be transferred, (b) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Purchaser (if the proposed consideration is not cash, the Transfer Notice shall describe the terms of the proposed consideration) and (c) that either the Proposed Purchaser has been informed of the "Tag-Along Right" and has agreed to purchase Warrants and Warrant Shares in accordance with the terms hereof or that the Permitted Holder or any of its Affiliates will make such purchase. The Tag-Along Right may be exercised by any holder of Warrants or Warrant Shares by delivery of a written notice to the Company (the "Tag-Along Notice"), within 10 days of such holder's receipt of the Transfer Notice, indicating its election to exercise the Tag-Along Right (a "Participating Holder"). The Tag-Along Notice shall state the amount of Warrants or Warrant Shares that such holder proposes to include in such Transfer to the Proposed Purchaser. Failure by any holder to provide a Tag-Along Notice within the 10-day notice period shall be deemed to constitute an election by such holder not to exercise its Tag-Along Right. The closing with respect to any sale to a Proposed Purchaser pursuant to this Section 16 shall be held at the time and place specified in the Transfer Notice but in any event within 60 days of the date such Transfer Notice is given; provided that if through the exercise of reasonable efforts the Company is unable to cause such transaction to close within 60 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Common Stock or Convertible Securities by any Permitted Holder or any of its Affiliates to a Proposed Purchaser shall be conditioned upon consummation of the sale by each Participating Holder to such Proposed Purchaser (or the Permitted Holder) of the Warrants or Warrant Shares entitled to be transferred as described above, if any.

          (d) If the Proposed Purchaser does not purchase the Warrants or Warrant Shares entitled to be transferred as described in this Section 16 on the same terms and conditions as purchased from the Permitted Holders or any of their Affiliates, then the Permitted Holders or their Affiliates shall purchase such Warrants or Warrant Shares if the Transfer occurs.

          (e) If at the end of 60 days following the date on which a Transfer Notice was given, or as otherwise extended pursuant to the provisions of this
Section 16, the sale of Common Stock or Convertible Securities by the Permitted Holders or their Affiliates and the sale of the Warrants or Warrant Shares entitled to be transferred as provided above have not been completed in accordance with the terms of the Proposed Purchaser's offer, all certificates representing such Warrants or Warrant Shares shall be returned to the Participating Holders, and all the restrictions on Transfer contained in this Agreement with respect to Common Stock or Convertible Securities owned by the Permitted Holders and their Affiliates shall remain in effect.

          Section 17. Drag-Along Rights. If at any time prior to an Initial
                      -----------------
Public Offering, any Permitted Holders or any of their respective Affiliates determines to sell all of the capital stock of the Company owned by them to a Person other than a Permitted Holder or its Affiliate in a transaction resulting in a Change of Control, the transferring Permitted Holder (whether directly or through an Affiliate) shall have the right (the "Drag-Along Right") to require the holders of Warrants and Warrant Shares to sell such Warrants and Warrant Shares to such transferee; provided that (i) the consideration to be received by the holders of Warrant Shares shall be the same type of consideration received by the Permitted Holders and their Affiliates and, in any event, shall be cash or freely transferable marketable securities, and (ii) after giving effect to such transaction, the Permitted Holders making the transfers and its Affiliates shall not own, directly or indirectly, any capital stock or rights to purchase capital stock of the Company. Any Warrants or Warrant Shares purchased from the holders thereof pursuant to this Section 17 shall be paid for at the same price per share of Common Stock and upon the same terms and conditions as such proposed transfer of Common Stock by the Permitted Holders and their Affiliates (net, in the case of any Warrants, of an amount equal to the product of (y) the number of Warrant Shares covered by such Warrants and (z) the Exercise Price with respect to such Warrant Shares).

          Section 18. Certain Representations and Warranties. The Company hereby
                      --------------------------------------
represents and warrants to the Holder as follows:

          (a) Corporate Existence.  The Company is a corporation duly organized,
              -------------------
validly existing and in good standing under the laws of the State of Colorado and has full power and authority to carry on its business.

          (b) Power and Authority.  The Company has full corporate power to
              -------------------
execute, deliver and issue this Warrant and to carry out its obligations hereunder and no other corporate acts or proceedings on the part of the Company are necessary to authorize this Warrant or the Warrant Shares.

          Section 19. Certain Covenants.
                      -----------------

          (a) No Impairment.  The Company shall not by any action, including,
              -------------
without limitation, amending its certificate of incorporation, effecting any reorganization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment.

          (b) Acknowledgment.  Upon the request of the Holder, the Company
              --------------
shall, at any time during the period this Warrant is outstanding, acknowledge in writing, in a form satisfactory to the Holder, the continued validity of this Warrant and the Company's obligations hereunder.

          Section 20. Governing Law. This Warrant and the rights and obligations
                      -------------
of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

          Section 21. Notice.  Except as otherwise specified herein, any notice
                      ------
pursuant to this Warrant by the Company or the Holder shall be in writing and shall be mailed by certified mail, return receipt requested, (a) to the Company at its principal office at the address set forth on the signature page hereof, or (b) to the Holder at Goldman, Sachs & Co., 85 Broad Street, 6/th/ Floor, New York, New York, 10004, Attention: John Makrinos. Either party may from time to time change the address to which notices to it are to be delivered or mailed under this Warrant by notice in writing to the other party.

          Section 22. Limitation of Liability. No provision hereof, in the
                      -----------------------
absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          Section 23. Remedies. Each Holder of Warrants and each holder of
                      --------
Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          Section 24. No-Piggy-Back on Demand Registrations. The Company shall
                      -------------------------------------
not grant to any of its securityholders (other than the Holders in such capacity and persons who hold such rights pursuant to agreements in effect on the date hereof) the right to include any of their securities in any Registration Statement filed pursuant to a Demand Registration.

          Section 25. Successors and Assigns. This Warrant and the rights
                      ----------------------
evidenced hereby shall inure to the benefit of an be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 14, holders of Warrant Shares, and shall be enforceable by any such Holder or holder of Warrant Shares.

          Section 26. Headings. The Section headings herein have been inserted
                      --------
for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the Company has duly caused this Warrant to be executed by and attested by its duly authorized officers and to be dated as of June 3, 1999.


                               CONVERGENT COMMUNICATIONS, INC.


By /s/ MARTIN E. FREIDEL       By /s/ JOHN R. EVANS
   ---------------------          ----------------------
Attest: Martin E. Freidel           Name:  John R. Evans
Title:  Assistant Secretary         Title: CEO

                                 PURCHASE FORM
                                 _____________


                                              Dated ____________, ____

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of ________ in payment of the exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     ______________________________________



Name____________________________________________________________
             (please typewrite or print in block letters)


Address__________________________________________________________


     Signature___________________________________________________

                              ____________________

                                ASSIGNMENT FORM
                                __________ ____

          FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto

Name____________________________________________________________
             (please typewrite or print in block letters)

Address__________________________________________________________

its right to purchase _____________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date________________, _____

                                         Signature____________________